UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2022
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-253583	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 21, 2022, DRS Defense Solutions, LLC, a wholly owned subsidiary of Leonardo DRS, Inc., a Delaware corporation (the “Company”), entered into a definitive agreement (the “SPA”) pursuant to which the Company agreed to sell its Global Enterprise Solutions (“GES”) business to SES Government Solutions, Inc., a wholly-owned subsidiary of SES S.A. (“SES”), for $450 million in cash. GES provides commercial satellite communications to the U.S. Government and delivers satellite communications and security solutions to customers worldwide. SES S.A. has guaranteed the payment of the purchase price and performance of all other obligations of SES Government Solutions, Inc. under the SPA.
The SPA contains representations, warranties and covenants that are customary for a transaction of this nature.
The transaction is subject to customary closing conditions, including approvals under the Hart-Scott-Rodino Antitrust Improvements Act (HSR), The Committee on Foreign Investment in the United States (CFIUS), and The Federal Communications Commission (FCC). Either the Company or SES may terminate the SPA if the transaction has not closed on or prior to March 21, 2023, subject to extension in certain circumstances. In addition, each party may terminate the SPA in the case of certain breaches by the other party of its representations, warranties, covenants and other obligations under the SPA if such breach cannot be cured prior to the termination date. Pursuant to the SPA, SES will be required to pay the Company a termination fee of $30,000,000 if the SPA is terminated as a result of the occurrence of certain regulatory events or, in certain circumstances, if the required regulatory approvals cannot be obtained as provided for in the SPA.
The foregoing description of the SPA is a summary and should not be read alone but should instead be read in conjunction with the other information that is or will be contained in, or incorporated by reference into, the periodic reports and other documents that the Company has filed or will file with the Securities and Exchange Commission.
Forward-looking Statements
This current report on Form 8-K (this “Report”) contains forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this Report. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this Report, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: the expected timing and likelihood of the completion of the contemplated sale of our GES business, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals that could cause the parties to abandon the transaction; the Company’s and its parent’s ability to successfully deploy and otherwise utilize the proceeds from the transaction; any litigation that may arise in connection with the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the SPA.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.
(Registrant)

Date: March 24, 2022	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Secretary